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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): December 27, 1999

                                   LASON, INC.
             (Exact Name of Registrant as Specified in its Charter)



DELAWARE                          000-21407               38-3214743
(State                            (Commission             (I.R.S. Employer
of Incorporation)                 File Number)            Identification No.)


1305 Stephenson Highway, Troy, Michigan                          48083
(Address of Principal Executive Offices)                         (Zip Code)

        Registrant's Telephone Number Including Area Code (248) 597-5800




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ITEM 5.      OTHER EVENTS.


         A number of complaints have been filed against Lason, Inc. (the "Company") and certain of its officers in various United States District Courts. The complaints purport to be brought as class actions on behalf of purchasers of shares of the Company's common stock during periods ranging from August 14, 1998, through December 17, 1999. The complaints generally allege that the Company and certain of its officers made public statements containing material omissions or misrepresentations which created the misleading impression that the Company's revenues and earnings were on target with market forecasts and consequently artificially inflated the market price of the shares of the Company's common stock. The complaints allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The complaints seek unspecified damages allegedly incurred as a result of the decline in the market price of the shares of the Company's common stock after the Company announced on December 17, 1999 that it expected lower fourth quarter earnings per share as compared with market forecasts.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        LASON, INC.
                                        (Registrant)



                                        By  /s/ William J. Rauwerdink
                                            ------------------------------------
                                            William J. Rauwerdink,
Date:  January 5, 2000                      Executive Vice President,
                                            Chief Financial Officer, Treasurer
                                            and Secretary














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